NSCC FUND/SERV NETWORKING SERVICE AGREEMENT

This Agreement between Firstar Trust Company (FTC) and The Trautman Kramer Trust a Delaware business trust, (hereinafter called the "Fund") is entered into on this sixteenth day of January, 1998.

WHEREAS, the Fund provides investment opportunities to prospective shareholders through a family of open end mutual funds; and

WHEREAS, FTC provides transfer agency services to mutual funds;

NOW, THEREFORE, the parties agree as follows:


DUTIES AND RESPONSIBILITIES OF FTC

         1. Implement all necessary programming with FTC's transfer agency system and NSCC's (National Securities Clearing Corporation) interface that serves as clearinghouse for mutual fund trades. Typically, programming time ranges six to eight weeks. See funds listed in the attached Schedule A which may be modified from time to time.

         2. Support all four levels of NSCC Fund/Serv networking functionality in order to receive and transmit transaction information to the appropriate third party.


DUTIES AND RESPONSIBILITIES OF THE FUND

         1. Supply FTC with MRO and Alpha code information which is required to establish a system connection with NSCC.


COMPENSATION

The Fund agrees to compensate FTC for the services performed under this agreement in accordance with the attached Schedule B; the Fund agrees to pay all invoices within ten days of receipt.


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PROPRIETARY AND CONFIDENTIAL INFORMATION

FTC agrees on behalf of itself and its directions, officers, and employees to treat confidentiality and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties thereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.



THE TRAUTMAN KRAMER TRUST            FIRSTAR TRUST COMPANY


By:    /s/ Robert J. Kramer          By:   /s/ Joe D. Redwine
       --------------------                ------------------

Print: Robert J. Kramer              Print: Joe D. Redwine
       --------------------                ------------------

Title: Chairman                      Title: Senior Vice President
       --------------------                ------------------

Date:  1-16-98                       Date: 1/22/98
       --------------------                ------------------

Attest:/s/ Gillian Trautman          Attest: /s/ Gail M. Zess
       --------------------                ------------------


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                                   SCHEDULE A

Trautman Kramer Value Plus Fund

SCHEDULE B                                                 MUTUAL FUND SERVICES
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                                  NSCC CHARGES
                            FUND/SERV NETWORKING FEES
                            THE TRAUTMAN KRAMER TRUST

Firstar Setup Charges (pass through costs):

     o Setup Fee (included in Transfer Agency Minimum) o Fund/SERV & Networking (included in Transfer Agency) Minimum
     o    ACATS $0
     o    Exchanges $0
     o    Commissions $5,000 (optional)

Monthly Billing Charges NSCC-NY (pass through costs):


      o   Fund/SERV base fee (per month)                            $ 50.00
      o   Networking base fee (per month)                           $250.00
      o   CPU Access Fee (per month)                                $ 40.00
                                                                    -------
      MINIMUM MONTHLY FEE (W/O TRANSACTIONS)                        $340.00


Fund/SERV Transaction Charges (pass through costs):


     o    Per Transaction Charge for same day trades $0.15
     o    Per Transaction Charge for next day trades $0.10
     o    Fund/SERV Transaction Charge (per item) $0.35
     o Networking Transaction Charge (per item) $0.025 for monthly dividend funds
     o    $0.015 for other dividend funds

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                                                                         FIRSTAR
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